As filed with the U.S. Securities and Exchange Commission on September 16, 2025

Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WaterBridge Infrastructure LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	1389	33-4546086
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

(713) 230‑8864

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott L. McNeely

Executive Vice President, Chief Financial Officer

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

(713) 230‑8864

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson Thomas G. Brandt Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Hillary H. Holmes Harrison Tucker Gibson, Dunn & Crutcher LLP 811 Main Street, Suite 3000 Houston, Texas 77002 (346) 718‑6600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-289823)

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of Class A shares representing limited liability company interests in WaterBridge Infrastructure LLC (the “Registrant”) by 5,405,000 shares, 705,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1, as amended (File No. 333-289823) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on September 8, 2025 and incorporated by reference herein).
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm to WaterBridge Equity Finance LLC.
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm to WaterBridge NDB Operating LLC.
23.3	Consent of Deloitte & Touche LLP, independent registered public accounting firm to WaterBridge Infrastructure LLC.
23.4	Consent of Weaver and Tidwell, L.L.P., independent auditors to Desert Environmental, LLC.
23.5	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on August 22, 2025, as amended, and incorporated by reference herein).
107	Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 16th day of September, 2025.

WaterBridge Infrastructure LLC

By:	/s/ Jason Long
Name:	Jason Long
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on this 16th day of September, 2025.

Name	Title

/s/ Jason Long	Chief Executive Officer (Principal Executive Officer); Director of WaterBridge NDB LLC, as Managing Member of NDB Holdings LLC, as Sole Member of WaterBridge Infrastructure LLC
Jason Long

/s/ Scott L. McNeely	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Scott L. McNeely

*	Executive Vice President, Chief Administrative Officer (Principal Accounting Officer)
Jason Williams

*	Director of WaterBridge NDB LLC, as Managing Member of NDB Holdings LLC, as Sole Member of WaterBridge Infrastructure LLC
David Capobianco

*	Director of WaterBridge NDB LLC, as Managing Member of NDB Holdings LLC, as Sole Member of WaterBridge Infrastructure LLC
Matthew Morrow

*	Director of WaterBridge NDB LLC, as Managing Member of NDB Holdings LLC, as Sole Member of WaterBridge Infrastructure LLC
Frank Bayouth

*By:	/s/ Scott L. McNeely
Name:	Scott L. McNeely
Title:	Attorney-in-fact